Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 24, 2008 relating to the consolidated financial statements which appears in Counterpath Corporation’s Annual Report on Form 10-KSB/A for the years ended April 30, 2008 and 2007. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Dunwoody LLP

Vancouver, Canada
January 30, 2009